===============================================================================


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            WORLD OF SCIENCE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             WORLD OF SCIENCE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1999


Dear Stockholder:

     On behalf of the Board of Directors, I invite you to attend the Annual Meeting of Stockholders of World of Science, Inc., a New York corporation (the "Company"), to be held on Thursday, June 10, 1999 at 10:00 a.m. at the Holiday Inn Henrietta, 1111 Jefferson Road, Rochester, New York 14623, for the following purposes:

     1. To elect three directors, one director for a term of two years to hold office until the 2001 Annual Meeting of Stockholders and two directors for a term of three years to hold office until the 2002 Annual Meeting of Stockholders.

     2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending January 29, 2000.

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 16, 1999 are entitled to vote at the meeting or any postponement or adjournment thereof.

                                      By order of the Board of Directors

                                      /s/ Fred H. Klaucke

                                      Fred H. Klaucke
                                      President and Chief Executive Officer

     Rochester, New York
     May 7, 1999


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED
          TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN
        ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 10, 1999

                             WORLD OF SCIENCE, INC.
                                 Building Four
                               900 Jefferson Road
                           Rochester, New York 14623
                                 (716) 475-0100

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (sometimes referred to herein as, the "Board") of World of Science, Inc., a New York corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on June 10, 1999, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about May 7, 1999. The Annual Report for the fiscal year ended January 30, 1999, including financial statements, is being mailed to stockholders concurrently with the mailing of this Proxy Statement.

You will find a form of proxy in the envelope in which you received this Proxy Statement. Please sign and return this proxy in the enclosed postage-paid envelope. A stockholder giving a proxy may revoke it at any time prior to the commencement of the Annual Meeting by: filing a written notice of revocation with the Secretary of the Company prior to the meeting; delivering to the Secretary of the Company a duly executed proxy bearing a later date; or attending the Annual Meeting, filing a written notice of revocation with the Secretary of the meeting and voting in person.

If the enclosed form of proxy is properly signed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Signed proxies with no instructions thereon with respect to any one or more of the proposals set forth in the accompanying Notice of Annual Meeting will be voted (1) FOR the election of the nominated directors and (2) FOR the ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending January 29, 2000. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy on such matters as shall be determined by a majority of the Board of Directors.

The voting securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock. Only stockholders of record at the close of business on April 16, 1999 are entitled to notice of and to vote at the Annual Meeting. On that date, there were 4,761,155 shares of common stock issued and outstanding. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

A majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, but will have no effect on the vote.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. An abstention will not have the effect of a negative vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the names of those persons or groups known by the Company to beneficially own more than 5% of the Company's common stock, and shows the stock ownership of the Company's directors, the executive officers of the Company named in the Summary Compensation Table below, and the directors and executive officers of the Company as a group, in each case as of March 31, 1999.

                                                                                       Amount       Percent of
Name of Beneficial Owner or Group                                                   of Beneficial  Common Stock
and Nature of Beneficial Ownership                                                    Ownership     Outstanding
----------------------------------------------------------------------------------  -------------  -------------

Goldman & Sachs Co. (1)...........................................................        762,000          16.0%
   85 Broad Street
   New York, NY 10004

Heartland Advisors, Inc. (2)......................................................        388,400           8.2%
   790 North Milwaukee Street
   Milwaukee, WI 53202

Fred H. Klaucke (3)...............................................................      1,447,140          30.4%
Thomas A. James (4)...............................................................        227,800           4.8%
Richard B. Callen (5).............................................................         38,335            --
Patrick J. Fulford (6)............................................................          4,500            --
Charles A. Callahan (7)...........................................................         44,000            --
Christine M. Luchi (8)............................................................         43,500            --
All executive officers and directors as a
Group (6 persons) (9).............................................................      1,805,275          37.2%


* Less than 1%
(1) According to information contained in a Schedule 13G filed by Goldman Sachs & Co. with the Securities and Exchange Commission ("SEC") dated February 14, 1999. Goldman, Sachs & Co has shared voting power for 598,000 shares and shared investment power for all of such shares with the Goldman Sachs Group L.P.
(2) According to information contained in a Schedule 13G filed by Heartland Advisors, Inc. with the SEC dated February 4, 1999. Heartland Advisors,
    Inc. has sole voting power for 102,400 shares and sole investment power for all of such shares.
(3) Includes 227,140 shares which are owned jointly with Mr. Klaucke's spouse.
(4) Includes 213,800 shares held by trusts of which Mr. James is the sole trustee and 14,000 shares subject to currently exercisable stock options. Mr. James's business address is: Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716.
(5) Includes 14,000 shares subject to currently exercisable stock options and 8,335 shares held by a bank as custodian for Mr. Callen's IRA Account. Also includes 6,000 shares held in trust by an individual trustee, as to which Mr. Callen has reported to the Company that he is the beneficial owner.
(6) Includes 2,000 shares subject to currently exercisable stock options.
(7) Includes 29,000 shares subject to currently exercisable stock options.
(8) Includes 29,000 shares subject to currently exercisable stock options.
(9) Includes 88,000 shares subject to currently exercisable stock options

                                 PROPOSAL ONE
                        DIRECTORS STANDING FOR ELECTION

The Company's Board of Directors is divided into three classes, having three year terms that expire in successive years. The term of office of two directors expires at the 1999 annual meeting. The Board of Directors has nominated Richard B. Callen and Thomas A. James, both of whom are currently serving as directors in the class whose term is expiring at the 1999 annual meeting, to be re-elected for a new term of three years and until their successors are duly elected and qualified.

The Board of Directors also nominates Mr. Patrick J. Fulford to be elected as a director for a term of two years and until his successor is duly elected and qualified. The Board appointed Mr. Fulford as a director of the Company on July 1, 1998. Mr. Fulford stands for election by the stockholders for the first time.

Each of the nominees has consented to serve as director of the Company for the term that each is nominated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

--------------------------------------------------------------------------------
          The Board of Directors recommends a vote "FOR" the election of Mr. Patrick J. Fulford, Mr. Richard B. Callen and Mr. Thomas A. James for
                                    Director
--------------------------------------------------------------------------------

Information as to the Nominee and Other Directors.

The directors standing for election are:

Nominee for director whose term expires at the 2001 annual meeting:

Patrick J. Fulford                              Director since 1998

  Mr. Fulford, 52, has served as Vice President, Finance and Customer Administration for Xerox Corporation's United States Customer Operations Organization since 1996. Prior to assuming his current position with Xerox, Mr. Fulford held various positions within Xerox since 1970.

Nominees for director who term expires at the 2002 annual meeting:

Richard B. Callen                               Director since 1969

  Mr. Callen, 56, has served as Secretary and a Director of the Company since 1969. Mr. Callen is a partner in the law firm of Darweesh, Callen, Lewis & VonDohlen, which is legal counsel to the Company.

Thomas A. James                                 Director since 1992

  Mr. James, 56, has served as the Chairman of the Board of Directors and Chief Executive Officer of both Raymond James & Associates, Inc., and its parent Company, Raymond James Financial, Inc., since 1969. Mr. James also serves as a Director of Heritage Family Funds, Inc.

                         Directors Continuing in Office

The following director shall continue in office until the Company's annual meeting in 2000:

Fred H. Klaucke                                 Director since 1969

  Mr. Klaucke, 62, is the founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since its incorporation in 1969 and as President since 1996.

There are no family relationships between any director, executive officer or any person nominated or chosen by the Board of Directors to become a director or executive officer.

Meetings of the Board of Directors and Committees.

The Board of Directors held three meetings in 1998. During the period that each director served as such, all of the directors attended at least 75% of the total meetings held by the Board of Directors and by the Committees on which they served during 1998.

Committees of the Board of Directors.

Currently, the Board of Directors has the following standing committees:

  Audit Committee.  Members of the Audit Committee are Fred H. Klaucke, Thomas
A. James and Patrick J. Fulford. The purpose of the Audit Committee is to review the results of operations of the Company with officers of the Company who are responsible for accounting matters and, from time to time, with the Company's independent auditors. The Audit Committee held one meeting in 1998.

  Compensation Committee. Members of the Compensation Committee are Richard B. Callen and Patrick J. Fulford. The purpose of the Compensation Committee is to make recommendations concerning annual compensation arrangements for the Company's executive officers and to review annual compensation arrangements for all other officers and key employees. The Compensation Committee held one meeting in 1998.

Compensation of Directors.

During the Company's fiscal year ending January 30, 1999, non-employee directors of the Company received a fee of $1500 per Board meeting attended, and were reimbursed for expenses incurred in attending each Board meeting.

The Company grants each non-employee director an option to purchase 2,000 shares of the Company's common stock for each year such individual serves as a director of the Company. The options are granted as soon as possible after the end of the Company's fiscal year to those non-employee directors who are directors as of the last day of the Company's fiscal year immediately before the grant. For fiscal 1998, Messrs. Callen, Fulford and James each received 2,000 options.
Each option grant, vesting immediately and having a ten-year term, permits the holder to purchase shares at their fair market value on the date of grant, which was $2.25 in case of options granted for the 1998 fiscal year.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee directors of the Board. No member of the Committee is a former or current employee of the Company.

The Committee is responsible for setting and administering the policies governing annual compensation of executive officers and key employees, including base salary, the annual bonus plan and the Company's stock option plans. In addition, the Committee is responsible for reviewing compensation levels of executive officers and key employees and for evaluating their performance and related matters.

Overview and Policies for Fiscal Year 1998

The principal objectives of the Company's compensation program are to attract and retain qualified executives and to provide incentives to enhance the profitability and growth of the Company and thus enhance stockholder value.

In 1998, compensation for the Company's executive officers consisted primarily of base salary, potential cash bonuses based upon the Company's performance for the year and long-term equity incentives.

Components of Executive Compensation

  Base Salary. Base salaries for the Company's executive officers are reviewed annually by the Committee, generally at the beginning of the year. The Committee considers each executive officer's level of responsibility, job description, and job complexity and compares the salaries of individuals in the marketplace in similarly situated positions with similar functions and responsibilities to the Company's executive officers. Executive officers' salaries have been set at a level that, when combined with the annual cash bonus, is at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives. The Committee believes that these rates are necessary to retain key employees.

Annual salary adjustments are determined based upon the Company's performance, each executive officer's contribution to that performance, and the job performance of each executive officer. The Committee reviews the job performance of each executive officer and make salary recommendations to the Board of Directors.

  Annual Bonus. The Committee believes that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

The Company has implemented an annual bonus plan, which provides executive officers and other employees the opportunity to earn annual incentive cash bonuses. The purpose of the bonus plan is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to specific financial goals of the Company. To this end, specific financial measurements are defined each year for the executive officers and bonus payout levels are established annually for executive officers to reflect the Company's objectives. These goals and the potential amounts of bonuses will be reviewed and approved by the Committee at the beginning of each fiscal year. In fiscal 1998, the Company did not meet the minimum payout levels. As a result, the Chief Executive Officer and other executive officers did not receive any bonuses for fiscal 1998.

  Equity Incentives. The Committee also believes that employee equity ownership is highly motivating, providing a major incentive to employees in building stockholder value, and serving to align the interests of employees with stockholders. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Committee will consider the current stock ownership of the officer and the number of shares which continue to be subject to vesting under outstanding options. In addition, the Committee will compare the stock ownership and options held by each executive officer with the other officers' equity positions, taking into account the number of years each executive officer has been employed by the Company, the level of responsibility, the expected future value to the Company, and the attainment of individual objectives. Based upon these criteria, no options were granted in fiscal 1998.

Chief Executive Officer Compensation

Mr. Klaucke has been the Company's Chief Executive Officer since its incorporation in 1969. Mr. Klaucke's 1998 base salary was established in accordance with the guidelines applicable to all executive officers as noted above. In fiscal 1998, Mr. Klaucke was eligible to receive a bonus of up to $75,000 based on the Company's achievement of specific corporate financial goals. In fiscal 1998, the Company did not meet the minimum payout levels and Mr. Klaucke did not receive a bonus for fiscal 1998.

Deductibility of Executive Compensation

The Company has reviewed recent amendments to the Internal Revenue Code of 1986, as amended (the "Code"), and related regulations of the Internal Revenue Service that restrict deductibility of executive compensation paid to the five most highly compensated executive officers if such compensation exceeds $1,000,000 for any such individual during any fiscal year and does not qualify for an exception under the statute or proposed regulations. The Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 annually for any executive officer in the foreseeable future and, therefore, concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                 The Compensation Committee

                                 Richard B. Callen
                                 Patrick J. Fulford

Compensation Committee Interlocks and Insider Participation

The members of the Company's Compensation Committee, Messrs. Callen and Fulford, are non-employee directors of the Company. Mr. Callen also serves as the Secretary of the Company. The Company in the normal course of business has retained the law firm of Darweesh, Callen, Lewis & VonDohlen, of which Mr. Callen is a partner, for legal services and expects to do so during the current year. The Company believes that the legal services provided by Darweesh, Callen, Lewis & VonDohlen are on terms no less favorable than if such services were provided by unrelated parties.

Employment Agreement with Fred H. Klaucke

The Company has an employment agreement with Fred Klaucke pursuant to which Mr. Klaucke serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company and receives an annual base salary of $175,000. Mr. Klaucke is also entitled to an annual cash bonus of up to $75,000. The amount of the bonus is determined based upon the Company's operating profit as compared with its budget projections. The agreement also provides that, in the event Mr. Klaucke's employment is terminated by him for "good reason" or in the event of a "change in control" of the Company, Mr. Klaucke shall be paid: (i) his full base salary through the date of termination plus any current bonus entitlements; (ii) a lump sum payment equal to the greater of $250,000 or the amount of salary that would have been paid to Mr. Klaucke from the date of termination to the end of the term of the agreement; and (iii) in lieu of shares of common stock issuable upon the exercise of stock options exercisable on the date of such termination or change in control, the difference in cash between the closing price of a share of common stock as reported on any organized stock exchange on such date and the per share exercise price of each option to buy a share of common stock held by Mr. Klaucke on such date. In addition, under the employment agreement, the termination of Mr. Klaucke's employment by him for good reason or the occurrence of a change of control entitles Mr. Klaucke to continued participation in certain benefits plans and the payment of any legal fees and expenses incurred by Mr. Klaucke in enforcing his rights under the agreement or disputing any termination or change of control. A change in control is generally defined to include the acquisition by a person or entity, or persons or entities acting as a group, of beneficial ownership of 25% or more of the outstanding shares of the Company, certain changes in the majority membership of the Board of Directors, and sales of all or substantially all of the assets of the Company. Termination by Mr. Klaucke of his employment for good reason is generally defined to include his removal as an officer of the Company, the assignment of duties inconsistent with his position, a reduction in his base salary, relocation outside the Rochester area, and the failure by the Company to obtain assumption of the agreement by any successor in interest to the Company. The present term of the agreement expires on January 31, 2000 and the agreement automatically renews for additional two year terms, unless terminated by either party on 60 days notice prior to the expiration of any renewal term.

Executive Compensation Summary Table

The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities as of January 30, 1999 (the "named executive officers") for services rendered to the Company during each of the last three fiscal years.

                                 SUMMARY COMPENSATION TABLE

                                                                                                               Long Term
                                                                                    Annual                   Compensation
                                                                                  Compensation (1)               Awards
                                                                                 ------------------          -------------
                                                                                                                Securities
                                                                              Salary             Bonus          Underlying
Name and Principle Position                                   Fiscal Year       ($)             ($)(2)         Options/SAR's
Name and Principle Position                                   -----------  -------------         ------      -------------

Fred H. Klaucke.............................................     1998         175,000                --             --
   Chairman of the Board of Directors, President and             1997         175,000                --             --
   Chief Executive Officer                                       1996         178,365            75,000             --

Charles A. Callahan.........................................     1998         115,000                --             --
   Vice President of Finance, Chief Financial Officer            1997          90,000                --         10,000
   and Assistant Secretary                                       1996          90,193            27,058         25,000

Christine M. Luchi..........................................     1998         100,000                --             --
   Vice President of Operations                                  1997          81,000                --         10,000
                                                                 1996          77,270            23,181         25,000

_______

(1) No named executive officer received other annual compensation in excess of the lesser of $50,000 or 10% of his or her salary and bonus.
(2) Amounts in this column include bonuses earned under an employment agreement, in the case of Mr. Klaucke, and discretionary performance-based bonuses in the case of the other named executive officers.

Option Grants for Fiscal 1998

There were no stock options granted to executive officers during fiscal 1998.

The table below sets forth the following information with respect to options held by the named executive officers and the status of their options at January 30, 1999:

  . the number of shares of common stock acquired upon exercise of options during fiscal 1998

  .  the aggregate dollar value realized upon the exercise of such options;

  . the total number of exercisable and non-exercisable stock options held at January 30, 1999; and

  . the aggregate dollar value of in-the-money exercisable options at January 30, 1999.

     Aggregated Option Exercise in Last Fiscal Year and Fiscal Year-End Option Values


                                                       Number of Securities
                                                      Underlying Unexercised       Value of Unexercised
                                 Shares                     Options at           In-the-money Options at
                                Acquired               Fiscal Year-End (#)       Fiscal Year-End ($) (1)
                                   on      Value    --------------------------  --------------------------
Name                            Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
------------------------------  --------  --------  -----------  -------------  -----------  -------------
Fred H. Klaucke...............        --        --            0              0            0              0
Charles A. Callahan...........        --        --       29,000         16,000       22,500              0
Christine M. Luchi............        --        --       29,000         16,000       22,500              0

(1) Based on the value of $2.25 per share which was the closing price on the Company's common stock on January 30, 1999. The value shown is for all outstanding in-the-money options regardless of vesting restrictions.

                       COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the cumulative total return on the Company's common stock with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index.") and the CRSP Total Return Industry Index for Nasdaq Retail Trade Stocks ("Retail Index.") for the period commencing on July 8, 1997 (the date on which the Company's common stock commenced trading), and ending on January 30, 1999.

 Comparison of Cumulative Total Return From July 8, 1997(1) through January 30, 1999(2)

                           [BAR CHART APPEARS HERE]

                               7/8/97           1/31/98                1/30/99
World of Science              $100.00          $  38.00               $  37.00
Nasdaq Stock Market - US      $100.00          $ 111.00               $ 173.00
Nasdaq Retail Trade           $100.00          $ 112.00               $ 137.00

_______

(1) For purpose of this presentation, the Company has assumed that its initial offering price of $6.00 per share would have been the closing sales price on July 7, 1997, the day prior to commencement of trading. The Company's initial public offering commenced on July 8, 1997 and the Company's 1998 fiscal year ended on January 30, 1999.

(2) Assumes that $100.00 was invested on July 7, 1997 in the Company's common stock at the Company's initial offering price of $6.00 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were satisfied.

                                 PROPOSAL TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG LLP to continue as independent auditors for the Company for the fiscal year ending January 29, 2000. KPMG LLP has acted in such capacity since its appointment as independent auditors for the Company for the Company's fiscal year ending January 31, 1990. Representatives of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if the representatives desire to do so, and will be available to respond to appropriate questions.

         ------------------------------------------------------------
         The Board of Directors recommends a vote "FOR" this proposal
         ------------------------------------------------------------

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                            AT NEXT ANNUAL MEETING

     Stockholders interested in presenting a proposal for consideration at the Company's annual meeting of stockholders in 2000 may do so by following the procedures prescribed in rule 14a-8 under the Securities Exchange Act of 1934 and the Company's bylaws. To be eligible for inclusion in the Company's proxy statement and proxy, stockholder proposals must be received by the Company's Corporate Secretary no later than January 8, 2000. In addition, the Company may use its discretion in voting proxies with respect to stockholder proposals not included in the proxy statement for the annual meeting of stockholders in 2000, unless the Company received notice of such proposals on or before March 23, 2000.

                                 OTHER MATTERS

     The cost of solicitation of proxies by the Company will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone, telegraph or fax. The Company will request persons, firms and corporations holding shares of common stock in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     As of this date, the Board of Director does not know of any business to be brought before the meeting other than as specified above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in such manner as may be determined by a majority of the Board of Directors.

     Copies of the 1998 Annual Report of the Company are included in this mailing to stockholders and additional copies may be obtained from the Assistant Secretary of the Company, 900 Jefferson Road, Building Four, Rochester, New York 14623.

                                    By order of the Board of Directors

                                    /s/ Richard B. Callen

                                    Richard B. Callen
                                    Secretary

Dated: May 7, 1999

     A copy of the Annual Report of the Company on Form 10-K for its most recent fiscal year, as filed with the Securities and Exchange Commission, will be furnished upon request and without charge to beneficial holders of the common stock of the Company. Written requests should be directed to:
     Assistant Secretary, World of Science, Inc., 900 Jefferson Road, Building Four, Rochester, New York 14623. Telephone inquiries should be directed to
     (716) 475-0100.

                                REVOCABLE PROXY
                            WORLD OF SCIENCE, INC.

              for Annual Meeting of Stockholders - June 10, 1999
          This Proxy is solicited on behalf of the Board of Directors

        The undersigned holder of common stock of World of Science, Inc. hereby appoints Fred H. Klaucke and Richard B. Callen, and each of them his/her attorneys, agents and proxies, to represent the undersigned and to vote and act upon the shares of common stock standing in the name of the undersigned, which he/she would be entitled to vote if personally present, as specified herein, at the Annual Meeting of Stockholders to be held on June 10, 1999 at 10:00 a.m., or at any adjournment thereof, with full power of substitution and revocation.

        This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, it will be voted "FOR" Items 1 and 2.

        PLEASE VOTE, DATE AND SIGN, ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name(s) appear(s) on the reverse side of this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

-------------------------                       -------------------------

-------------------------                       -------------------------

-------------------------                       -------------------------

                      (To be signed on the reverse side)

                            WORLD OF SCIENCE, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Card. There are a number of matters related to the management and operation of your Company that require your immediate attention. These matters are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 10, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,



World of Science, Inc.
--------------------------------------------------------------------------------

A  [X]  Please mark your
        votes as in this
        example.


                       THE BOARD OF DIRECTORS RECOMMEND
                          A VOTE "FOR" ITEMS 1 AND 2


                     For the
                     nominees
                    (except vote    WITHHOLD
                    withheld from  AUTHORITY
                    the nominees(s) to vote for
                    listed below)  the nominees   Nominees: Patrick J. Fulford
1. ELECTION                                                 (Term expires 2001)
   OF                  [  ]           [  ]
   DIRECTOR
                                                            Richard B. Callen
                                                            (Term expires 2002)

                                                            Thomas A. James
                                                            (Term expires 2002)
For, except vote withheld from the following
Nominee:

-------------------------------------------


2. APPOINTMENT OF KPMG LLP AS
   INDEPENDENT AUDITOR              FOR        AGAINST        ABSTAIN

                                    [  ]         [  ]          [  ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   Mark box at right if you plan to attend the meeting in person.  [  ]

   Mark box at right if an address change or comment has been      [  ]
                       noted on the reverse side of this card.


Stockholder sign here______________Co-owner sign here______________Date:________

Note: Please be sure to sign and date this Proxy.

--------------------------------------------------------------------------------